Exhibit 99.1

Astrotech Corporation Appoints Nihanth Badugu as Chief Operating Officer

AUSTIN, Texas, August 18, 2025 (GLOBE NEWSWIRE) -- Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”), today announced that it has appointed Nihanth Badugu as Chief Operating Officer (“COO”) of the Company. Mr. Badugu’s appointment is effective as of August 13, 2025.

“The Board is thrilled to promote Mr. Badugu to Chief Operating Officer,” stated Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech Corporation. “Nihanth has been an invaluable asset to Astrotech since joining us in 2023. His dedication to operational excellence and program management has significantly advanced our objectives. We are confident in his ability to lead our operations as COO as we continue to drive growth and development as an organization.”

Mr. Badugu, age 37, has served as Astrotech’s Director of Program Management since August 2023, where he led initiatives that enhanced operational efficiency and ensured timely program completion. Mr. Badugu brings to Astrotech extensive experience from the chemical manufacturing and consulting industries. Prior to Astrotech, he held the role of NPI Program Manager at Thermo Fisher Scientific, from 2020 to 2023, where he led the launch of COVID-19 diagnostic products. Mr. Badugu also held the role of Senior Program Manager at PVA Consulting Group, from 2017 to 2020. Mr. Badugu’s track record in program management and operational leadership positions him as a key contributor to Astrotech’s growth strategy. Mr. Badugu holds a Bachelor of Science degree from York University.

“I am deeply honored to take on the role of COO at Astrotech,” said Mr. Badugu. “I am excited to lead our operational efforts and work alongside our talented team to deliver value to our shareholders and stakeholders.”

About Astrotech Corporation

Astrotech Corporation is a mass spectrometry company that creates, operates, and scales innovative businesses through its wholly owned subsidiaries. Each subsidiary leverages Astrotech’s core technology to serve specialized markets:

●	1st Detect develops, manufactures, and markets trace detection systems for security and narcotics screening applications.
●	AgLAB designs process analyzers tailored to the agriculture industry.
●	Pro-Control produces solutions for in-situ chemical process control in industrial manufacturing.

●	BreathTech is advancing a breath analysis platform to detect volatile organic compounds (VOCs) associated with infections and critical health conditions.
●	EN-SCAN, Inc. delivers portable, ruggedized environmental testing solutions that integrate gas chromatography and mass spectrometry for use in challenging field environments.

Astrotech is headquartered in Austin, Texas. To learn more, visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expect,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and changes in U.S. trade policy, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward- looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact:

Jennifer Cañas

Chief Financial Officer, Astrotech Corporation

(512) 485-9530

Investor Contact:

Matt Kreps

Managing Director, Darrow Associates

(214) 597-8200

mkreps@darrowir.com